UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 19, 2018

(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.

Hercules, California 94547

(Address of principal executive offices, including zip code)

(510) 724-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 19, 2018, Bio-Rad Laboratories, Inc. (the “Company”) received an expected notice from the New York Stock Exchange (the “NYSE”) stating that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria outlined in Section 802.01E of the NYSE Listed Company Manual due to the delay in filing the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “2017 Form 10-K”).

As previously disclosed, the Company reported in a Form 12b-25 filed with the Securities and Exchange Commission (“SEC”) on March 2, 2018 that it was unable to file its 2017 Form 10-K within the prescribed time period without unreasonable effort or expense. On March 16, 2018, the Company filed a Current Report on Form 8-K with the SEC to disclose that it was unable to file its 2017 Form 10-K by the extended filing deadline of March 16, 2018 because the Company’s independent registered public accounting firm required additional time to complete its audit of the Company’s 2017 financial statements including its assessment of the effectiveness of the Company’s internal control over financial reporting related to the Company’s conversion in April 2017 to a new ERP system and business structure for a substantial portion of its European operations.

In accordance with NYSE rules, the Company has contacted the NYSE to discuss the status of the 2017 Form 10-K and issued a press release on March 22, 2018 pertaining to the late filing, which has been included as Exhibit 99.1 to this Form 8-K. The Company intends to file its 2017 Form 10-K as promptly as possible after its independent registered public accounting firm has completed its audit.

The NYSE informed the Company that under NYSE rules, the Company has six months from the due date to file its 2017 Form 10-K with the SEC. If the Company fails to file the late report and all other periodic reports with subsequent due dates within six months of the filing due date of the late report, the NYSE may, in its sole discretion, allow the Company’s securities to remain listed for up to an additional six months depending on certain circumstances. The Company may regain compliance with the NYSE listing standards at any time prior to such date by filing its 2017 Form 10-K with the SEC. The NYSE notice also reserves the right of the NYSE to commence delisting proceedings at any time if circumstances warrant.

The statements above the Company makes regarding the anticipated timing of the filing of the Company’s 2017 Form 10-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties. We have based these statements on the information now known to us. Although we believe that the assumptions and expectations reflected in these statements are reasonable, the timing of completion of the audit process and the filing of the 2017 Form 10-K in order to come into compliance with the NYSE’s requirements for continued listing is subject to known and unknown risks and uncertainties and could vary materially from our current expectations. The Company cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. The Company disclaims any obligation to update these forward-looking statements.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date: March 22, 2018	By:	/s/ Timothy S. Ernst
Timothy S. Ernst
Executive Vice President, General Counsel and Secretary